UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2015

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 25, 2015, we issued a press release regarding the proposed settlement of the stockholder derivative action entitled Vladimir Gusinsky Living Trust v. Stephen Berman, et al. (f/k/a Advanced Advisors G. P. v. Stephen Berman, et al.), No. 14-cv-01420-JAK-SS, which, as previously announced, was filed in 2014 in the United States District Court for the Central District of California (the “Derivative Action”). A copy of the press release is filed herewith as an Exhibit.

On August 19, 2015 the Court entered an order authorizing notice of the proposed settlement and final approval hearing (the “Notice”) to be given to registrant’s shareholders. The proposed settlement remains subject to final Court approval, and requires the Company to: (i) publish a press release issued by the Company that sets forth the Notice, and (ii) include the press release, the Notice and the Stipulation of Settlement dated as of March 23, 2015 (the “Stipulation”) as an exhibit to a Form 8-K filing by the Company. The Court has set a final approval hearing for November 2, 2015, at 8:30 a.m., in the courtroom of the Honorable John A. Kronstadt, United States District Judge. At the November 2, 2015 hearing, the Court will also hear a request from plaintiff’s counsel for an award of attorney’s fees and expenses.

The Notice is attached as Exhibit “I” to our press release, and the terms of the proposed settlement are set forth in the Stipulation, a copy of which is annexed as Exhibit “A” to the Notice, which are also filed herewith as Exhibits.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Press release dated August 25, 2015
10.2	Notice to Shareholders of Proposed Settlement of Derivative Actions
10.3	Stipulation of Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: August 25, 2015
	By:	/s/ JOEL M. BENNETT
Joel M. Bennett, CFO

EXHIBIT INDEX

Exhibit	Description

10.1	Press release dated August 25, 2015
10.2	Plaintiff’s Notice to Shareholders
10.3	Settlement Agreement